                                                               EXHIBIT 10.5.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933) OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

$300,000.00                                                  January 16, 1996

                                 PROMISSORY NOTE

  ATLANTA TOYOTA. INC., a Texas corporation (hereinafter called "Maker"), for value received, promises and agrees to pay to First Extended Service Corporation (hereinafter called "Payee"), in lawful money of the United States of America, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), together with interest thereon (calculated on the basis of a 365 day year, or a 366 day year in the case of a leap year) from and after the date hereof until maturity at a rate per annum equal to eight and one-half percent (8.5%) (the "Applicable Rate"), but in no event in excess of the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). All past due amounts of principal of, and to the extent permitted by applicable law, unpaid interest on, this note from time to time outstanding, and all unpaid amounts of principal of this note during any period in which an Event of Default (as hereinafter defined) exists or would exist but for the giving of notice or the passage of time, shall bear interest at the rate equal to the Applicable Rate plus 5%, but in no event greater than the Highest Lawful Rate. All sums due under this note are payable to Payee at such address as may be designated in writing by Payee to the Maker.

  THE PRINCIPAL of this Note shall be paid in installments of $150,000 on January 2, 1997 and $150,000 on January 2, 1998.

  ACCRUED INTEREST is due and payable on June 30, 1996, January 2, 1997, June 30, 1997 and January 2, 1998; provided however, that if the principal of this note is prepaid in whole or in part, all accrued and unpaid interest is due and payable on the date of such prepayment. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without premium or penalty upon not less than five days' notice to Payee.

  SO LONG as any principal or interest remains unpaid on this note, Maker will comply or cause compliance with each of the following covenants:

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$300,000.00                                                  January 16, 1996


        (a) Maker shall, within fifteen (15) days after such are prepared but in no event later than 120 days after the close of each fiscal year of United Auto Group, Inc. a Delaware corporation ("UAG"), furnish to Payee the audited consolidated financial statements of UAG for such period; provided, however, that if UAG's auditors have not delivered such financial statements within said 120-day period despite UAG's diligent requests of them to do so, such added delay shall not constitute a default or an Event of Default (as hereinafter defined) under this note.
      In addition, Maker shall furnish to Payee from time to time (but no more than once in any given calendar year), within 30 days after a request by Payee, current unaudited consolidated financial statements of Maker.

         (b) Maker shall promptly notify Payee in writing of any Event of Default under this note or any event that with the giving of notice or the passage of time or both would constitute an Event of Default under this note.

  FOR PURPOSES of this note, an "Event of Default" shall occur whenever: (a) default is made in the payment when due of the principal of this note, (b) default is made in the payment when due of any installment of interest on this note and such default has not been cured within five days after the date on which Maker receives notice of the default from Payee,. (c) Maker shall fail to perform or observe any other term, covenant or agreement contained in this note and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to Maker by Payee, (d) Maker or UAG or any of UAG's other subsidiaries shall fail to pay when due any principal of or interest on any indebtedness (other than this note) in excess of $500,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument related to such indebtedness or any other default under any agreement or instrument related to such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to stated maturity thereof, (e) UAG shall sell all or substantially all of its assets or UAG shall pay a dividend or make a distribution to holders of its securities generally (other than in shares of stock or other securities of UAG or rights to purchase stock or other securities of UAG), which dividend or distribution, together with all other dividends or distributions by UAG on or after the date hereof, shall result in an amount in excess of twenty-five percent (25%) of UAG's assets having been distributed to its shareholders,
(f) Maker or UAG institutes proceedings to

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$300,000.00                                                  January 16, 1996

be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker or UAG, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or takes corporate action in furtherance of any such action, or (g) within 60 days after the commencement of an action against Maker or UAG seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker or UAG, as applicable, or all orders or proceedings thereunder affecting the operations or the business of Maker or UAG, as applicable, staged, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of Maker or UAG of any trustee, receiver or liquidator of Maker or UAG or all or any substantial part of its properties, such appointment shall not have been vacated.

  UPON THE OCCURRENCE and during the continuance of any Event of Default described in clause (a), (b), (c), (d) or (e) of the foregoing paragraph, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (f) or (g) of the foregoing paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall automatically become immediately due and payable.

  IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Georgia and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

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$300,000.00                                                  January 16, 1996


  IF THE holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses and fees incurred by the holder, including reasonable attorney's fees.

  MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder.

  MAKER AND each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally do hereby, to the extent permitted by applicable law, further convey and assign to the holder hereof and waive and renounce any and all exemption rights which they may have under or by virtue of the Constitution or laws of Georgia, or any other state, or the United States, as may be allowed, against this debt or any renewal thereof.

  THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Georgia and of the United States of America.

                           ATLANTA TOYOTA, INC.



                           By:  /s/ Illegible
                               -------------------------

                           Its: President
                               --------------------------